  EXHIBIT 99.3

CREXENDO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated financial statements and accompanying notes reflect the pro forma effects of the following transaction (“Transaction”).  On October 17, 2022, the Company entered into an Acquisition Agreement with Allegiant Networks, LLC, a Kansas limited liability company (the “Allegiant Networks”). The Company acquired from Seller one hundred percent (100%) of the membership interests of Allegiant Networks in exchange for (i) a cash payment at closing in the amount of $2.0 million, (ii) a three-year promissory note by the Company in favor of Seller in the amount of $1.1 million, which shall be subject to offsets for breach of representations or other offsets as detailed in the Acquisition Agreement, and (iii) 2,461,538 shares of the Company’s common stock, par value $0.001 per share. The Company Shares shall be issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended. Shares issued in the transaction shall be fully restricted for a period of 6 months from the date of issuance and subject to lock-up thereafter.  Pursuant to the lock-up agreement, after 6 months, 25% of the shares will be permitted to be sold, with an additional 25% permitted to be sold every 6-month period thereafter. On November 1, 2022, the Company closed the transaction, and the Company issued the seller cash consideration of $2.0 million, a three-year promissory note for $1.1 million, and 2,461,538 shares of the Company’s common stock, par value $0.001 per share valued at $2.57 per share, for an aggregate purchase price of approximately $9.4 million.

The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition described above occurred on January 1, 2021 for statements of operation purposes and as of June 30, 2022 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The unaudited pro forma combined condensed consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Allegiant Networks. The final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for Allegiant is subject to revision as more detailed analysis is completed and additional information on the fair values of Allegiant Networks’ assets and liabilities becomes available. Any change in the fair value of the net assets of Allegiant Networks will change the amount of the purchase price allocable to goodwill. Additionally, changes in Allegiant Networks’ working capital, including the results of operations from June 30, 2022 through the transaction close date of November 1, 2022, will change the amount of goodwill recorded. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The unaudited pro forma combined condensed balance sheet assumes that the Transaction was completed on June 30, 2022. The unaudited pro forma combined condensed consolidated statements of operations for the fiscal year ended December 31, 2021 and for the six months ended June 30, 2022 assume the Transaction was completed on January 1, 2021 and reflect the pro forma operating results of Allegiant Networks for its fiscal year 2021, derived from the Company’s audited financial statements for such period, and for the six months ended June 30, 2022, derived from the Company’s unaudited financial statements for such period.

The Company prepares its financial statements in accordance with U.S. Generally Accepted Accounting Principles. The unaudited pro forma combined condensed consolidated financial statements were prepared in accordance with the rules and regulations of the SEC and should not be considered indicative of the financial position or results of operations that would have occurred if the Transaction had been completed on the dates indicated, nor are they indicative of the future financial position or results of operations of Crexendo and Allegiant Networks following completion of the Transaction. The historical financial information of Allegiant Networks has been adjusted in the unaudited pro forma combined condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma combined condensed consolidated financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma financial information was based on, and should be read in conjunction with:

•

The separate historical consolidated financial statements of Crexendo, Inc. and Subsidiaries (Crexendo”) as of and for the fiscal year ended December 31, 2021 and the related notes included in Crexendo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 21, 2022, and the historical condensed consolidated financial statements for the quarter ended June 30, 2022, including related notes, included in Crexendo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 9, 2022; and

•

The separate historical financial statements of Allegiant Networks as of and for the year ended December 31, 2021 and the related notes, and the historical unaudited condensed consolidated financial statements for the six months ended June 30, 2022 and 2021, including related notes, which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K/A.

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CREXENDO, INC. AND SUBSIDIARIES

Pro Forma Combined Condensed Consolidated Balance Sheet

As of June 30, 2022

(Unaudited, in thousands)

	Historical		Pro Forma
	Crexendo	Allegiant	Adjustments (i)		Combined
Assets		(Note 2)	(Note 4)
Current assets:
Cash and cash equivalents	$4,876	$1,720	$(3,411)	(a) (c)	$3,185
Trade receivables, net	3,524	673	-		4,197
Contract assets	266	-	-		266
Inventories	258	410	-		668
Equipment financing receivables	477	-	-		477
Contract costs	859	-	-		859
Prepaid expenses	678	11	-		689
Other current assets	22	128	(128)	(b)	22
Total current assets	10,960	2,942	(3,539)		10,363

Long-term equipment financing receivables, net	1,025	-	-		1,025
Property and equipment, net	2,889	195	(47)		3,037
Deferred income tax assets, net	986	-	-		986
Operating lease right-of-use assets	499	-	-		499
Intangible assets, net	21,062	127	6,245	(f)	27,434
Goodwill	36,972	-	3,825	(e)	40,797
Contract costs, net of current portion	850	-	-		850
Income tax receivable	355	-	-		355
Other long-term assets	270	688	(688)	(b)	270
Total Assets	$75,868	$3,952	$5,796		$85,616

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$388	$405	$-		$793
Accrued expenses	4,605	553	-		5,158
Finance leases	107	-	-		107
Notes payable	1,836	227	293	(c) (d)	2,356
Operating lease liabilities	352	-	-		352
Contract liabilities	2,175	1,192	-		3,367
Total current liabilities	9,463	2,377	293		12,133

Contract liabilities, net of current portion	196	-	-		196
Finance leases, net of current portion	139	-	-		139
Notes payable, net of current portion	-	140	612	(c) (d)	752
Operating lease liabilities, net of current portion	186	-	-		186
Total liabilities	9,984	2,517	905		13,406

Stockholders' equity:
Total stockholders' equity	65,884	1,435	4,891	(a) (b) (e) (f) (i)	72,210

Total Liabilities and Stockholders' Equity	$75,868	$3,952	$5,796		$85,616

The accompanying notes are an integral part of these unaudited pro forma combined consolidated financial statements.

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CREXENDO, INC. AND SUBSIDIARIES

Pro Forma Combined Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2022

(Unaudited, in thousands, except per share data)

	Historical		Pro Forma
	Crexendo	Allegiant	Adjustments		Combined
		(Note 3)	(Note 4)
Service revenue	$8,954	$4,702	-		$13,656
Software solutions revenue	6,866	-	-		6,866
Product revenue	1,184	679	-		1,863
Total revenue	17,004	5,381	-		22,385

Operating expenses:
Cost of service revenue	2,874	2,627	-		5,501
Cost of software solutions revenue	2,817	-	-		2,817
Cost of product revenue	689	356	-		1,045
Selling and marketing	5,355	835	212	(j)	6,402
General and administrative	6,006	1,180	-		7,186
Research and development	1,508	-	-		1,508
Total operating expenses	19,249	4,998	212		24,459

Income/(loss) from operations	(2,245)	383	(212)		(2,074)

Other income/(expense):
Interest income	-	12	-		12
Interest expense	(38)	(10)	-		(48)
Other income/(expense), net	(116)	1	-		(115)
Total other income/(expense), net	(154)	3	-		(151)

Income/(loss) before income tax	(2,399)	386	(212)		(2,225)

Income tax benefit	283	-	-		283

Net income/(loss)	$(2,116)	$386	$(212)		$(1,942)

Earnings per common share:
Basic	$(0.09)				$(0.08)
Diluted	$(0.09)				$(0.08)

Weighted-average common shares outstanding:
Basic	22,347,510		2,461,538	(k)	24,809,048
Diluted	22,347,510		2,461,538	(l)	24,809,048

The accompanying notes are an integral part of these unaudited pro forma combined consolidated financial statements.

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CREXENDO, INC. AND SUBSIDIARIES

Pro Forma Combined Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2021

(Unaudited, in thousands, except per share data)

	Historical		Pro Forma
	Crexendo	Alegiant	Adjustments		Combined
		(Note 3)	(Note 4)
Service revenue	$17,102	$8,458	$-		$25,560
Software solutions revenue	8,666	-	-		8,666
Product revenue	2,324	1,584	-		3,908
Total revenue	28,092	10,042	-		38,134

Operating expenses:
Cost of service revenue	5,104	4,411	-		9,515
Cost of software solutions revenue	4,031	-	-		4,031
Cost of product revenue	1,525	1,463	-		2,988
Selling and marketing	8,260	1,844	425	(j)	10,529
General and administrative	10,586	2,007	-		12,593
Research and development	1,396	-	-		1,396
Total operating expenses	30,902	9,725	425		41,052

Income/(loss) from operations	(2,810)	317	(425)		(2,918)

Other income/(expense):
Interest income	1	25	-		26
Interest expense	(84)	(25)	-		(109)
Forgiveness of PPP loans	-	1,391	-		1,391
Loss on sale of property and equipment	-	(83)	-		(83)
Other income/(expense), net	(17)	41	-		24
Total other income/(expense), net	(100)	1,349	-		1,249
			-
Income/(loss) before income tax	(2,910)	1,666	(425)		(1,669)
			-
Income tax benefit	465	-	-		465

Net income/(loss)	$(2,445)	$1,666	$(425)		$(1,204)

Earnings per common share:
Basic	$(0.12)				$(0.05)
Diluted	$(0.12)				$(0.05)

Weighted-average common shares outstanding:
Basic	20,275,691		2,461,538	(k)	22,737,229
Diluted	20,275,691		2,461,538	(l)	22,737,229

The accompanying notes are an integral part of these unaudited pro forma combined consolidated financial statements.

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NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma combined condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the SEC.

1. Basis of Pro Forma Presentation

On October 17, 2022, the Company entered into an Acquisition Agreement with Allegiant Networks, LLC, a Kansas limited liability company (the “Allegiant Networks”). The Company shall acquire from Seller one hundred percent (100%) of the membership interests of Allegiant Networks in exchange for (i) a cash payment at closing in the amount of $2.0 million, (ii) a three-year promissory note by the Company in favor of Seller in the amount of $1.1 million, which shall be subject to offsets for breach of representations or other offsets as detailed in the Acquisition Agreement, and (iii) 2,461,538 shares of the Company’s common stock, par value $0.001 per share. The Company Shares shall be issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended. Shares issued in the transaction shall be fully restricted for a period of 6 months from the date of issuance and subject to lock-up thereafter. Pursuant to the lock-up agreement, after 6 months, 25% of the shares will be permitted to be sold, with an additional 25% permitted to be sold every 6-month period thereafter. On November 1, 2022, the Company closed the transaction, and the Company issued the seller cash consideration of $2.0 million, a three-year promissory note for $1.1 million, and 2,461,538 shares of the Company’s common stock, par value $0.001 per share valued at $2.57 per share, for an aggregate purchase price of approximately $9.4 million.

The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2022 was prepared by combining the historical unaudited consolidated balance sheet data as of June 30, 2022 for Crexendo and Allegiant Networks as if the Transactions had been consummated on that date. Certain unaudited balance sheet reclassifications have been reflected to conform Allegiants’ balance sheet to Crexendo’s balance sheet presentation. Refer to Note 2 for a discussion of these reclassification adjustments.

The unaudited pro forma combined condensed consolidated statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 combines the audited consolidated statements of operations of Crexendo and Allegiant Networks for the year ended December 31, 2021 and the unaudited condensed consolidated financial statements for the six months ended June 30, 2022, as if the transactions had been consummated on January 1, 2021. Certain unaudited statement of operations reclassifications have been reflected in order to conform to Crexendo’s statement of operations presentation. Refer to Note 3 for a discussion of these reclassification adjustments.

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2. Allegiant Balance Sheet

Allegiant Networks classified certain amounts differently than Crexendo in its balance sheet. The following schedule summarizes the necessary adjustments to conform the Allegiant balance sheet as of June 30, 2022 to Crexendo’s basis of presentation (Unaudited, in thousands):

	As Reported		As Revised
	Allegiant	Adjustments (i)	Allegiant
Assets
Current assets:
Cash and cash equivalents	$1,720	$-	$1,720
Trade receivables, net	673	-	673
Prepaid expenses	11		11
Inventories	410		410
Member notes receivable, current	128	(128)	-
Other current assets	-	128	128
Total current assets	2,942	-	2,942

Member notes receivable, net of current portion	688	(688)	-
Property and equipment, net	195	-	195
Intangibles, net	127	-	127
Other long-term assets	-	688	688
Total Assets	$3,952	$-	$3,952

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$405	$-	$405
Accrued compensation	197	(197)	-
Accrued expenses	191	362	553
Other current liabilities	16	(16)	-
Contract liabilities	1,192	-	1,192
Accrued taxes and fees	149	(149)	-
Current portion of long-term debt	227	-	227
Total current liabilities	2,377	-	2,377

Long-term debt, net of current portion	140	-	140
Total liabilities	2,517	-	2,517

Members' equity:
Total members' equity	1,435	(1,435)	-
Stockholders' equity:
Total stockholders' equity	-	1,435	1,435

Total liabilities and stockholders' equity	$3,952	$-	$3,952

The adjustments presented above to Allegiants’ balance sheet are as follows:

(i)

Reflects a reclassification of current and long-term member notes receivable balances to other current and other long-term assets to be consistent with Crexendo’s classifications. Also reflects a reclassification of accrued compensation, accrued taxes and fees, and other current liabilities to accrued expenses to be consistent with Crexendo’s classifications. Additionally, reflects a reclassification of members’ equity to stockholders’ equity to be consistent with Crexendo’s equity classifications.

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3. Allegiant Statement of Operations

Allegiant classified certain amounts differently than Crexendo in its consolidated statement of operations. The following schedule summarizes the necessary adjustments to conform the Allegiant consolidated statement of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 to Crexendo’s basis of presentation (in thousands):

Condensed Statement of Operations for the Six Months Ended June 30, 2022 (Unaudited, in thousands)

	As Reported		As Revised
	Allegiant	Adjustments (i)	Allegiant

Service revenue	$4,880	$(178)	$4,702
Product revenue	501	178	679
Total revenue	5,381	-	5,381

Operating expenses:
Cost of service revenue	-	2,627	2,627
Cost of product revenue	-	356	356
Cost of sales	2,867	(2,867)	-
Operating	710	(710)	-
Selling, general and administrative expenses	1,309	(1,309)	-
Depreciation and amortization	62	(62)	-
Selling and marketing	-	835	835
General and administrative	-	1,180	1,180
Research and development	-	-	-
Total operating expenses	4,948	50	4,998

Income from operations	433	-	383

Other income/(expense):
Interest income	12	-	12
Interest expense	(10)	-	(10)
Other income/(expense)	(49)	50	1
Total other income/(expense)	(47)	50	3

Net income	$386	$-	$386

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Condensed Statement of Operations for the Year Ended December 31, 2021 (in thousands)

	As Reported		As Revised
	Allegiant	Adjustments (i)	Allegiant

Service revenue	$8,817	$(359)	$8,458
Producet revenue	1,225	359	1,584
Total revenue	10,042	-	10,042

Operating expenses:
Cost of sales	5,616	(5,616)	-
Cost of service revenue	-	4,411	4,411
Cost of product revenue	-	1,463	1,463
Operating	1,611	(1,611)	-
Selling, general and administrative expenses	2,367	(2,367)	-
Depreciation and amortization	131	(131)	-
Selling and marketing	-	1,844	1,844
General and administrative	-	2,007	2,007
Research and development	-	-	-
Total operating expenses	9,725	-	9,725

Income from operations	317	-	317

Other income/(expense):
Interest income	25	-	25
Interest expense	(25)	-	(25)
Forgivness of PPP loans	1,391	-	1,391
Loss of disposal of property and equipment	(83)	-	(83)
Other income	41	-	41
Total other income	1,349	-	1,349

Net income	$1,666	$-	$1,666

The adjustments presented above to Allegiants’ statement of operations are as follows:

(i)

Reflects a reclassification of revenue to be consistent with Crexendo classifications. Reflects a reclassification of cost of sales into separate financial statement line items for cost of service revenue and cost of product revenue. Reflects a reclassification of operating expenses into cost of service revenue. Reflects a reclassification of selling, general and administrative expenses into separate financial statement line items for selling and marketing and general and administrative expenses to be consistent with Crexendo classifications. Reflects a reclassification of depreciation and amortization expense to general and administrative expenses to be consistent with Crexendo classifications. Additionally, reflects a reclassification of other income/(expense) to general and administrative expenses to be consistent with Crexendo classifications.

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4. Pro Forma Adjustments

The accompanying unaudited pro forma combined condensed consolidated financial statements have been prepared as if the transactions described above were completed on June 30, 2022 for balance sheet purposes and as of January 1, 2021 for statement of operations purposes.

The unaudited pro forma combined condensed consolidated balance sheet gives effect to the following pro forma adjustments (in thousands):

(a)	Represents the following adjustments to cash and cash equivalents:

Cash portion for Allegiant member	$(2,000)
Allegiant cash balance to member	(1,216)
Repayment of Allegiant's outstanding debt (c)	(195)
$(3,411)

(b)	The settlement of member note receivable.

(c)	The repayment of $195 of Allegiant’s outstanding debt.

(d)	The recording of $1,100 seller note payable consideration.

(e)	The disposal of $47 of property and equipment.

(f)	The write off of $127 of an intangible asset.

(g)	Goodwill of $3,825 created in the acquisition. Allegiant did not have any goodwill recorded on its historical balance sheet.

(h)	The following adjustments to intangible assets, net:

Value attributed to new intangible asset - customer relationships	$6,372
$6,372

(i)	The following adjustments to stockholders’ equity:

Elimination of Allegiant's historical stockholders’ equity	$771
Fair value of Crexendo common stock issued in connection with the Allegiant purchase price	6,326
$7,097

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The unaudited pro forma combined condensed consolidated statements of operation give effect to the following pro forma adjustments (in thousands, except per share data):

(j)	Amortization expense in connection with identifiable intangible assets recorded in connection with the acquisition as noted below:

	Six Months Ended June 30, 2022	Year ended December 31, 2021
Customer relationships	212	425
	$212	$425

(k)	The shares of Crexendo common stock issued in connection with the acquisition as if they were outstanding as of January 1, 2021.
(l)

Combined pro forma diluted net income per common share for the six months ended June 30, 2022 and the year ended December 31, 2021 is the same as basic net loss per common share as the common share equivalents were anti-dilutive due to the net loss.

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